UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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{_}	Soliciting Material Pursuant to §240.14a-12

GROUP 1 SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

{GROUP 1 SOFTWARE, INC. LOGO APPEARS HERE}

GROUP 1 SOFTWARE, INC. ANNUAL SHAREHOLDERS’
MEETING NOW TO BE HELD AT
4200 PARLIAMENT PLACE, 4TH FLOOR
LANHAM, MARYLAND 20706-1844
SEPTEMBER 25, 2001 – 1:00 PM EDST

September 13, 2001

Dear Fellow Shareholders:

      As you are aware, our Annual Shareholders’ Meeting was scheduled for September 25, 2001 at One Liberty Plaza in New York City. As a consequence of the destruction in the financial district and the loss of that facility, we are forced to relocate our annual meeting.

      We will conduct our Annual Shareholders’ Meeting on September 25, 2001 at our company headquarters at 4200 Parliament Place (Fourth Floor), Lanham, Maryland 20706-1844. To accommodate travelers, the starting time for the meeting has been changed to 1:00 PM (EDST). You are cordially invited to attend in person. Directions to our offices are enclosed and also can be found on our website at www.g1.com.

      We know there are shareholders based in the New York City area who traditionally attend Group 1’s annual meeting and the following presentation summarizing Group 1’s activities. For those who are unable to travel to Washington on September 25, we will schedule a special presentation in New York City at an early date.

      In the wake of Tuesday’s tragedies, we certainly hope that you and your family and colleagues are safe and secure. To any of you who experienced the loss of a loved one, we extend our heartfelt sympathies. Despite the enormous and widespread impact, I am grateful to be able to report that no Group 1 Associate came to personal harm as a result of the terrorist attacks.

Yours truly,

RSB:jas

Enclosure (1)

Directions to Group 1’s Offices in Lanham, Maryland

1.	Washington, DC Beltway – US 495, Maryland side.

2.	Take Exit 19A (Route 50 East) following signs for Annapolis.

3.	Take the next exit (Exit 8) following signs to Martin Luther King, Jr. Boulevard (MD 704) and proceed on MD 704 North.

4.	Beyond the first traffic light, make the next possible right turn into “Eastpoint Business Park”. Follow the road as it curves to the right.

5.	4200 Parliament Place is the six-story building at the back of the Eastpoint Business Park.

6.	Group 1 has a number of reserved parking spaces in the parking lot. Please feel free to use any of these or any unmarked spaces.

7.	We will meet you in the lobby and direct you to the meeting room.

Group 1 Software, Inc.
4200 Parliament Place
Lanham, Maryland 20706-1844
301-731-2300